Exhibit 99

News

Media Contact:	Southern Company Media Relations
404-506-5333 or 1-866-506-5333
southerncompany.com

Investor Relations Contact:
Greg MacLeod
404-685-4194
gbmacleo@southernco.com
May 1, 2025

Southern Company reports first-quarter 2025 earnings

ATLANTA – Southern Company today reported first-quarter earnings of $1.3 billion, or $1.21 per share, in 2025 compared with earnings of $1.1 billion, or $1.03 per share, in the first quarter of 2024.

Excluding the items described under “Net Income – Excluding Items” in the table below, Southern Company earned $1.4 billion, or $1.23 per share, during the first quarter of 2025, compared with $1.1 billion, or $1.03 per share, during the first quarter of 2024.

Non-GAAP Financial Measures	Three Months Ended March
Net Income – Excluding Items (in millions)	2025	2024
Net Income – As Reported	$1,334	$1,129
Less:
Estimated Loss on Plants Under Construction	(3)	(4)
Tax Impact	1	1
Accelerated Depreciation from Repowering	(26)	—
Tax Impact	6	—
Net Income – Excluding Items	$1,356	$1,132
Average Shares Outstanding – (in millions)	1,100	1,094
Basic Earnings Per Share – Excluding Items	$1.23	$1.03

NOTE: For more information regarding these non-GAAP adjustments, see the footnotes accompanying the Financial Highlights page of the earnings package.

Adjusted earnings drivers for the first quarter 2025, as compared with 2024, were higher utility revenues, partially offset by increased non-fuel operations and maintenance expenses and depreciation and amortization.

First-quarter 2025 operating revenues were $7.8 billion, compared with $6.6 billion for the first quarter of 2024, an increase of 17.0%.

“We’ve had a solid start to the year for Southern Company, and we’ve demonstrated yet again that our customer-centric business model and focus on providing reliable and affordable energy for our 9 million customers continues to serve our stakeholders well,” said Chris Womack, chairman, president and CEO. “We are excited about the future of this company and continue to be encouraged by the customer growth and enthusiasm we’re seeing for our service territories. We remain focused on our goal of delivering regular, predictable and sustainable results over the long-term.”

Southern Company’s first-quarter earnings slides with supplemental financial information are available at investor.southerncompany.com.

Southern Company’s financial analyst call will begin at 1 p.m. Eastern Time today, during which Womack and Chief Financial Officer Daniel S. Tucker will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at investor.southerncompany.com. A replay of the webcast will be available on the site for 12 months.

About Southern Company
Southern Company (NYSE: SO) is a leading energy provider serving 9 million customers across the Southeast and beyond through its family of companies. Providing clean, safe, reliable and affordable energy with excellent service is our mission. The company has electric operating companies in three states, natural gas distribution companies in four states, a competitive generation company, a leading distributed energy solutions provider with national capabilities, a fiber optics network and telecommunications services. Through an industry-leading commitment to innovation, resilience and sustainability, we are taking action to meet customers’ and communities’ needs while advancing our goal of net-zero greenhouse gas emissions by 2050. Our uncompromising values ensure we put the needs of those we serve at the center of everything we do and are the key to our sustained success. We are transforming energy into economic, environmental and social progress for tomorrow. Our corporate culture has been recognized by a variety of organizations, earning the company awards and recognitions that reflect Our Values and dedication to service. To learn more, visit www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning financial objectives and other future business results. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, including tax, environmental and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; the extent and timing of costs and legal requirements related to coal combustion residuals; current and future litigation or regulatory investigations, proceedings, or inquiries, including litigation and other disputes related to the Kemper County energy facility and Plant Vogtle Units 3 and 4; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate, including from the development and deployment of alternative energy sources; variations in demand for electricity and natural gas; available sources and costs of natural gas and other fuels and commodities; the ability to complete necessary or desirable pipeline expansion or infrastructure projects, limits on pipeline capacity, public and policymaker support for such projects, and operational interruptions to natural gas distribution and transmission activities; transmission constraints; the ability to control costs and avoid cost and schedule overruns during the development, construction, and operation of facilities or other projects due to challenges which include, but are not limited to, changes in labor costs, availability, and productivity, challenges with the management of contractors or vendors, subcontractor performance, adverse weather conditions, shortages, delays, increased costs, or inconsistent quality of equipment, materials, and labor, contractor or supplier delay, the impacts of inflation and tariffs, delays due to judicial or regulatory action, nonperformance under construction, operating, or other agreements, operational readiness, including specialized operator training and required site safety programs, engineering or design problems or any remediation related thereto, design and other licensing-based compliance matters, challenges with start-up activities, including major equipment failure or system integration, and/or operational performance, challenges related to future pandemic health events, continued public and policymaker support for projects, environmental and geological conditions, delays or increased costs to interconnect facilities to transmission grids, and increased financing costs as a result of changes in interest rates or as a result of project delays; legal proceedings and regulatory approvals and actions related to past, ongoing, and proposed construction projects, including state public service commission or other applicable state regulatory agency approvals and Federal Energy Regulatory Commission and U.S. Nuclear Regulatory Commission actions; the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; investment performance of the employee and retiree benefit plans and nuclear decommissioning trust funds; advances in technology, including the pace and extent of development of low- to no-carbon energy and battery energy storage technologies and negative carbon concepts; performance of counterparties under ongoing renewable energy partnerships and development agreements; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to return on equity, equity ratios, additional generating capacity and transmission facilities, extension of retirement dates for fossil fuel plants, and fuel and other cost recovery mechanisms; the ability to successfully operate Southern Company’s electric utilities’ generation, transmission, distribution, and battery energy storage facilities, as applicable, and Southern Company Gas’ natural gas distribution and storage facilities and the successful performance of necessary corporate functions; the inherent risks involved in operating nuclear generating facilities; the inherent risks involved in generation, transmission, and distribution of electricity and transportation and storage of natural gas, including accidents, explosions, fires, mechanical problems, discharges or releases of toxic or hazardous substances or gases, and other environmental risks; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, or interests therein, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on the Southern Company system’s business resulting from cyber intrusion or physical attack and the threat of cyber and physical attacks; global and U.S. economic conditions, including impacts from geopolitical conflicts, recession, inflation, changes in trade policies (including tariffs and other trade measures) of the United States and other countries, interest rate fluctuations, and financial market conditions, and the results of financing efforts; access to capital markets and other financing sources; changes in Southern Company’s and any of its subsidiaries’ credit ratings; the ability of Southern Company’s electric utilities to obtain additional generating capacity (or sell excess generating capacity) at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events, political unrest, wars, or other similar occurrences; the direct or indirect effects on the Southern Company system’s business resulting from incidents affecting the U.S. electric grid, natural gas pipeline infrastructure, or operation of generating or storage resources; impairments of goodwill or long-lived assets; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.

###

Southern Company
Financial Highlights
(In Millions Except Earnings Per Share)

	Three Months Ended March
Net Income – As Reported	2025	2024
Traditional Electric Operating Companies	$1,026	$819
Southern Power	87	96
Southern Company Gas	418	409
Total	1,531	1,324
Parent Company and Other	(197)	(195)
Net Income – As Reported	$1,334	$1,129

Basic Earnings Per Share(1)	$1.21	$1.03
Average Shares Outstanding	1,100	1,094

Non-GAAP Financial Measures	Three Months Ended March
Net Income – Excluding Items	2025	2024
Net Income – As Reported	$1,334	$1,129
Less:
Estimated Loss on Plants Under Construction(2)	(3)	(4)
Tax Impact	1	1
Accelerated Depreciation from Repowering(3)	(26)	—
Tax Impact	6	—
Net Income – Excluding Items	$1,356	$1,132

Basic Earnings Per Share – Excluding Items	$1.23	$1.03
See Notes on the following page.

Southern Company
Financial Highlights

Notes
(1)Dilution is not material in any period presented. Diluted earnings per share was $1.21 and $1.03 for the three months ended March 31, 2025 and 2024, respectively.
(2)Earnings for the three months ended March 31, 2025 and 2024 include charges (net of salvage proceeds), associated legal expenses (net of insurance recoveries), and tax impacts related to Mississippi Power Company's integrated coal gasification combined cycle facility project in Kemper County, Mississippi. Mississippi Power Company expects to incur additional pre-tax period costs through the end of 2025 related to dismantlement of the abandoned gasifier-related assets and site restoration activities, including related costs for compliance and safety, asset retirement obligation accretion, and property taxes, net of salvage.
(3)Earnings for the three months ended March 31, 2025 include a pre-tax charge, net of noncontrolling interests impacts, of $26 million ($20 million after tax) associated with accelerated depreciation related to the repowering of the Kay Wind facility at Southern Power. Accelerated depreciation related to the equipment being replaced will continue until commercial operation of the repowering project, which is projected to occur in the third quarter 2026. Pre-tax accelerated depreciation, net of noncontrolling interest impacts, is projected to total approximately $100 million in 2025 and $40 million in 2026.

Southern Company
Significant Factors Impacting EPS

	Three Months Ended March
	2025	2024	Change
Earnings Per Share –
As Reported(1)	$1.21	$1.03	$0.18

Significant Factors:
Traditional Electric Operating Companies			$0.19
Southern Power			(0.01)
Southern Company Gas			0.01
Parent Company and Other			—
Increase in Shares			(0.01)
Total – As Reported			$0.18

	Three Months Ended March
Non-GAAP Financial Measures	2025	2024	Change
Earnings Per Share –
Excluding Items	$1.23	$1.03	$0.20

Total – As Reported			$0.18
Less:
Estimated Loss on Plants Under Construction(2)			—
Accelerated Depreciation from Repowering(3)			(0.02)
Total – Excluding Items			$0.20
See Notes on the following page.

Southern Company
Significant Factors Impacting EPS

Notes
(1)Dilution is not material in any period presented. Diluted earnings per share was $1.21 and $1.03 for the three months ended March 31, 2025 and 2024, respectively.
(2)Earnings for the three months ended March 31, 2025 and 2024 include charges (net of salvage proceeds), associated legal expenses (net of insurance recoveries), and tax impacts related to Mississippi Power Company's integrated coal gasification combined cycle facility project in Kemper County, Mississippi. Mississippi Power Company expects to incur additional pre-tax period costs through the end of 2025 related to dismantlement of the abandoned gasifier-related assets and site restoration activities, including related costs for compliance and safety, asset retirement obligation accretion, and property taxes, net of salvage.
(3)Earnings for the three months ended March 31, 2025 include a pre-tax charge, net of noncontrolling interests impacts, of $26 million ($20 million after tax) associated with accelerated depreciation related to the repowering of the Kay Wind facility at Southern Power. Accelerated depreciation related to the equipment being replaced will continue until commercial operation of the repowering project, which is projected to occur in the third quarter 2026. Pre-tax accelerated depreciation, net of noncontrolling interest impacts, is projected to total approximately $100 million in 2025 and $40 million in 2026.

Southern Company
EPS Earnings Analysis

Description	Three Months Ended March 2025 vs. 2024

Retail Sales	(2)¢

Retail Revenue Impacts	25

Weather	8

Wholesale and Other Operating Revenues	10

Non-Fuel Operations and Maintenance Expenses(1)	(9)

Depreciation and Amortization	(6)

Interest Expense and Other	(8)

Income Taxes	1

Total Traditional Electric Operating Companies	19¢

Southern Power	1

Southern Company Gas	1

Parent Company and Other	—

Increase in Shares	(1)

Total Change in EPS (Excluding Items)	20¢

Estimated Loss on Plants Under Construction(2)	—

Accelerated Depreciation from Repowering(3)	(2)

Total Change in EPS (As Reported)	18¢
See Notes on the following page.

Southern Company
EPS Earnings Analysis

Notes
(1)Excludes gains/losses on asset sales, which are included in "Interest Expense and Other." Includes non-service cost-related benefits income.
(2)Earnings for the three months ended March 31, 2025 and 2024 include charges (net of salvage proceeds), associated legal expenses (net of insurance recoveries), and tax impacts related to Mississippi Power Company's integrated coal gasification combined cycle facility project in Kemper County, Mississippi. Mississippi Power Company expects to incur additional pre-tax period costs through the end of 2025 related to dismantlement of the abandoned gasifier-related assets and site restoration activities, including related costs for compliance and safety, asset retirement obligation accretion, and property taxes, net of salvage.
(3)Earnings for the three months ended March 31, 2025 include a pre-tax charge, net of noncontrolling interests impacts, of $26 million ($20 million after tax) associated with accelerated depreciation related to the repowering of the Kay Wind facility at Southern Power. Accelerated depreciation related to the equipment being replaced will continue until commercial operation of the repowering project, which is projected to occur in the third quarter 2026. Pre-tax accelerated depreciation, net of noncontrolling interest impacts, is projected to total approximately $100 million in 2025 and $40 million in 2026.

Southern Company
Consolidated Earnings
As Reported

	Three Months Ended March
	2025	2024	Change
	(in millions)
Retail electric revenues:
Fuel	$1,217	$1,011	$206
Non-fuel	3,384	2,930	454
Wholesale electric revenues	744	571	173
Other electric revenues	242	199	43
Natural gas revenues	1,839	1,707	132
Other revenues	349	228	121
Total operating revenues	7,775	6,646	1,129
Fuel and purchased power	1,542	1,194	348
Cost of natural gas	674	605	69
Cost of other sales	199	131	68
Non-fuel operations and maintenance	1,619	1,472	147
Depreciation and amortization	1,286	1,145	141
Taxes other than income taxes	445	396	49
Total operating expenses	5,765	4,943	822
Operating income	2,010	1,703	307
Allowance for equity funds used during construction	73	58	15
Earnings from equity method investments	32	45	(13)
Interest expense, net of amounts capitalized	714	665	49
Other income (expense), net	149	153	(4)
Income taxes	280	223	57
Net income	1,270	1,071	199
Net loss attributable to noncontrolling interests	(64)	(58)	(6)
Net income attributable to Southern Company	$1,334	$1,129	$205
Certain prior year data may have been reclassified to conform with current year presentation.

Southern Company
Kilowatt-Hour Sales and Customers

	Three Months Ended March
	2025	2024	% Change	Weather Adjusted % Change
	(in millions)
Kilowatt-Hour Sales

Total Sales	48,485	46,529	4.2%

Total Retail Sales	36,442	35,254	3.4%	(0.3)%
Residential	12,633	11,876	6.4%	(1.8)%
Commercial	11,852	11,474	3.3%	0.5%
Industrial	11,824	11,768	0.5%	0.5%
Other	133	136	(1.7)%	(2.7)%

Total Wholesale Sales	12,043	11,275	6.8%	N/A

	Period Ended March
	2025	2024	% Change
	(in thousands)
Regulated Utility Customers

Total Regulated Utility Customers	8,967	8,900	0.8%
Traditional Electric Operating Companies	4,551	4,502	1.1%
Southern Company Gas	4,416	4,398	0.4%

Southern Company
Financial Overview
As Reported

	Three Months Ended March
	2025	2024	% Change
	(in millions)
Southern Company –
Operating Revenues	$7,775	$6,646	17.0%
Earnings Before Income Taxes	1,550	1,294	19.8%
Net Income Available to Common	1,334	1,129	18.2%

Alabama Power –
Operating Revenues	$2,012	$1,791	12.3%
Earnings Before Income Taxes	486	418	16.3%
Net Income Available to Common	375	333	12.6%

Georgia Power –
Operating Revenues	$3,037	$2,398	26.6%
Earnings Before Income Taxes	694	516	34.5%
Net Income Available to Common	596	437	36.4%

Mississippi Power –
Operating Revenues	$420	$342	22.8%
Earnings Before Income Taxes	71	60	18.3%
Net Income Available to Common	55	50	10.0%

Southern Power –
Operating Revenues	$567	$473	19.9%
Earnings Before Income Taxes	22	24	(8.3)%
Net Income Available to Common	87	96	(9.4)%

Southern Company Gas –
Operating Revenues	$1,839	$1,707	7.7%
Earnings Before Income Taxes	548	547	0.2%
Net Income Available to Common	418	409	2.2%
See Financial Highlights pages for discussion of certain significant items occurring during the periods.